EXHIBIT 10.1

July 7, 2005

Mr. Mack Traynor, President
Tim Clayton, CFO
HEI, Inc.
1495 Steiger Lake Lane
Victoria, MN  55386

Dear Mack:

We have enjoyed working with you and your staff during the last couple of years, and congratulate you and your colleagues on the progress made toward HEI's rebuilding. Thank you for giving us the opportunity to continue to provide HEI with a revolving credit facility. Pursuant to our discussions, we are proposing to amend the terms of the credit facility as detailed below. The terms and conditions are intended as a proposal only and not as a commitment to provide the proposed credit facilities.

        MAXIMUM CLIENT ACCOUNT LIMIT:   $5,000,000

        DISCOUNT:                       Prime plus 2.75% on net funds employed
                                        and an immediate discount of .85% for
                                        processing.

        MONTHLY MINIMUM:                $1,500.00.

        PART PAYMENT:                   90% of invoice amount, subject to the
                                        completion of appropriate verification
                                        due diligence.

        FACILITY FEE:                   $3,000

        TERMS OF CONTRACT:              HEI, Inc. will commit to Partner Plus to
                                        extend its Accounts Receivable Agreement renewal period to September 1, 2006.

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        ACCOUNT RELATIONSHIP:           That the primary deposit relationship
                                        for HEI, Inc. be maintained with Beacon
                                        Bank while this credit facility is in
                                        place

        COLLATERAL:                     Security interest in all accounts,
                                        inventory, and general intangibles

        GUARANTY:                       Validity guaranty from key officers

The services will also include the management of outstanding accounts receivable balances, assistance in the development of underwriting policies, credit approval procedures, and a full complement of accounts receivable and cash receipts reporting.

All other terms and conditions will be covered in the Accounts Receivable Agreement. We appreciate your continued interest in Beacon Bank and Partner Plus, and look forward to continuing our finance relationship.

Sincerely,

/S/ Dave L. Peterka                                          /S/ Karen Turnquist
------------------------                                     -------------------
Dave L. Peterka                                              Karen Turnquist
Executive Vice President                                     Partner Plus

Agreed and Accepted on July 7, 2005
HEI, Inc.

By:     Mack V. Traynor
        -------------------------------------
Title:  President and Chief Executive Officer